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                                                                    EXHIBIT 23.2

                               CONSENT OF KPMG LLP


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
TCA Cable TV, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 of Cox Communications, Inc. and Cox Trust of our report dated December 18, 1998 with respect to the consolidated balance sheet of TCA as of October 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, which report appears in the Form 8-K/A of Cox Communications, Inc. dated May 12, 1999 and filed July 20, 1999. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                    /s/ KPMG LLP
                                    -------------------------------------------
                                    KPMG LLP



Dallas, Texas
January 24, 2001